Exhibit 10.1

Execution Version

RESOLUTE ENERGY CORPORATION

$150,000,000 8.50%

Notes due 2020

Purchase Agreement

December 5, 2012

Citigroup Global Markets Inc.

BMO Capital Markets Corp.

Wells Fargo Securities, LLC

Barclays Capital Inc.

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Resolute Energy Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $150,000,000 principal amount of its 8.50% Notes due 2020 (the “Notes”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Securities under the Act subject to the terms and conditions therein specified. The Securities are to be issued under an indenture (the “Indenture”), dated as of April 25, 2012, between the Company, the Guarantors identified on Schedule II (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) as to the payment of principal and interest by the Guarantors. The Company has previously issued $250,000,000 in aggregate principal amount of its 8.50% Notes due 2020 (the “Existing Notes”) under the Indenture. The Notes constitute “Additional Notes” (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the Disclosure Package and the Final Memorandum (as such terms are defined below), the Notes will have terms identical to the Existing Notes and will be treated as a single series of securities for all purposes under the Indenture. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated December 5, 2012 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and will prepare a final offering memorandum, dated December 5, 2012 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). The Preliminary Memorandum contains and the Final Memorandum will contain certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Company and each Guarantor represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Closing Date and on any settlement date, the Final Memorandum will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) with respect to Securities sold outside the U.S. to non-U.S. persons (within the meaning of Regulation S), engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and to be contemplated in the Final Memorandum.

(g) None of the Company or any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and to be described in the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(h) None of the Company or any of the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(i) None of the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and to be described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification.

(k) All the outstanding shares of capital stock or membership interests, as the case may be, of the Company and each subsidiary have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable, and, except as otherwise set forth or to be set forth in the Disclosure Package and Final Memorandum, all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(l) The statements under the heading Part I, Item 3 “Legal Proceedings” in the Company’s Annual Report for the year ended December 31, 2011 incorporated or to be incorporated by reference in the Preliminary Memorandum and the Final Memorandum fairly summarize the matters therein described.

(m) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, assuming the due authorization, execution and delivery by each of the Initial Purchasers, when executed and delivered by the Company and each Guarantor, will constitute a legal, valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Notes and the Guarantees have been duly authorized, and, when the Notes are issued and authenticated and the Guarantees are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will constitute the legal, valid and binding obligations of the Company and each Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.

(o) None of the execution and delivery of this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, or the performance of the obligations hereunder, thereunder or under the Indenture will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any Guarantor; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Guarantor is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Guarantor or any of its or their properties, except in the case of (ii) and (iii) for breaches or violations that would not, individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Guarantors, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and to be included or incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Guarantors as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth or to be set forth under the caption “Selected Consolidated Financial Information” in the Preliminary Memorandum and the Final Memorandum fairly present in all material respects, on the basis stated or to be stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein; the pro forma financial statements included or incorporated by reference in the Disclosure Package and to be included or incorporated by reference in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and to be included or incorporated by reference in the Final Memorandum; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Guarantor or its or their property is pending or, to the best knowledge of the Company or any Guarantor, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and to be set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(r) Each of the Company and the Guarantors owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) Neither the Company nor any Guarantor is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Guarantor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Guarantor or any of its or their properties, as applicable, except in the case of (ii) and (iii), for such violations as would not reasonably be expected to have a Material Adverse Effect.

(t) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or to be included in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company, as required by the Exchange Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(u) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(v) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and as will be set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine, interest or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine, interest or penalty that is currently being contested in good faith by appropriate proceedings diligently conducted or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and as will be set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(w) No collective labor problem or dispute with the employees of the Company or any Guarantor exists or is threatened or imminent, and neither the Company nor any Guarantor is aware of any existing or imminent collective labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and as will be set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except under the Credit Facility and except as described in or contemplated in the Disclosure Package or as will be described or contemplated in the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(y) Each of the Company and the Guarantors is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Guarantor or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Guarantors are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any Guarantor under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Guarantor has been refused any insurance coverage sought or applied for; and neither the Company nor any Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and as will be set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) The Company and the Guarantors possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor the Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and as will be set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) The Company and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Guarantors’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(bb) The Company and the Guarantors maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(cc) The Company and the Guarantors are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice from any person of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and as will be set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and as will be set forth in the Final Memorandum, neither the Company nor any Guarantor has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Guarantors, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and as will be set forth or contemplated in the Final Memorandum (including in the risk factors set forth therein and exclusive of any amendment or supplement thereto).

(ee) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and the Guarantors has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Guarantor maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any Guarantor has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA, except for the payment of premiums to the Pension Benefit Guaranty Corporation.

(ff) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(gg) The operations of the Company and the Guarantors are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Guarantor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Guarantor, threatened.

(hh) None of the Company, any Guarantor or, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or Affiliate of the Company or any Guarantor is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) There is and has been no failure on the part of the Company and the Company’s directors or officers, in their capacities as such, to materially comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj) The Company and its subsidiaries do not currently have any operations, or conduct any business, outside of the United States; and neither the Company nor any Guarantor nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or Affiliate of the Company or any Guarantor is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA.

(kk) To the knowledge of the Company and the Guarantors, the statements in the Preliminary Memorandum and to be included in the Final Memorandum under the heading “Material U.S. Federal Income Tax Considerations” insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

(ll) Netherland, Sewell & Associates, Inc. who have delivered their report with respect to the Company’s oil and natural gas reserves at December 31, 2011, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(mm) The information underlying the estimates of reserves of the Company included or to be included in the Disclosure Package and Final Memorandum, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies, CO2 or personnel, the timing of third party operations, issues relating to gathering, processing, refining or transportation and other than as described in the Disclosure Package and to be described in the Final Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Final Memorandum; estimates of such reserves and present values as described in the Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(nn) The Company and the Guarantors have valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s proved reserves described in the Disclosure Package and good and marketable title to all other real property and to all personal property described in the Disclosure Package and to be described in the Final Memorandum as being owned by them, in each case free and clear of all liens, encumbrances and defects, except as (i) disclosed or contemplated in the Disclosure Package or to be disclosed or contemplated in the Final Memorandum or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Guarantors; any real property and buildings held under lease or sublease by the Company and the Guarantors are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or the Guarantors; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and the Guarantors reflect in all material respects the right of the Company and the Guarantors to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and the Guarantors with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and the Guarantors operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

Any certificate signed by any officer of the Company or the Guarantors, as the case may be, and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantors , as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.25% of the principal amount thereof, plus accrued interest and amortization of original issue discount, if any, from November 1, 2012 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on December 10, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company, Euroclear System and Clearstream Banking S.A. unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(xi) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(xii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospective Directive subject to obtaining the prior consent of the Representatives for any such offer; or

(xiii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means directive 2010/73/EU.

5. Agreements. The Company and each of the Guarantors agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and to be contained in the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or that will be incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or that will have been incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained or to be contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, Euroclear System and Clearsteam Banking S.A.

(m) Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(o) Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(p) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public.

(q) The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes Oxley Act.

(r) The Company and the Guarantors agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, and the Registration Rights Agreement and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) any stamp, transfer or similar taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company and the Guarantors of its or their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Davis Graham & Stubbs LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(f)), no registration under the Act of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum;

(ii) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be, an “investment company” as defined in the Investment Company Act;

(iii) except as described in the Disclosure Package and the Final Memorandum, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party or of which its or their property is the subject, except in each case for such proceedings that would not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; and the statements in the Preliminary Memorandum and the Final Memorandum under the headings “Material United States Federal Income Tax Considerations,” “Description of the Notes” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of (i) matters of United Stated federal tax law and regulations or legal conclusions with respect thereto, (ii) the terms of statutes, rules or regulations, or (iii) certain provisions of the Indenture and the Securities, constitute accurate summaries of such matters in all material respects;

(iv) each of the Company and the subsidiaries listed on Annex A attached hereto (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of the respective jurisdictions listed on Exhibit A to the opinion;

(v) the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Memorandum;

(vi) all the outstanding shares of capital stock or membership interests of the Company and each Subsidiary have been duly authorized and validly issued and with respect to Subsidiaries that are corporations, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest known to such counsel other than under the Credit Facility.

(vii) none of the execution and delivery of the Registration Rights Agreement or this Agreement, the issuance and sale of the Securities, nor the performance of the obligations hereunder, thereunder or under the Indenture by the Company and the Guarantors will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or of any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or the charter, by-laws or certificate of formation or operating agreement of any of its Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject included on Schedule IV hereto; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any New York, Delaware, Colorado or U.S. federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties, except, in the case of (ii) and (iii) above, for any such breach or violation that would not reasonably be expected to have a Material Adverse Effect and except with respect to the Credit Facility, on which we express no opinion;

(viii) this Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company; and the statements in the Preliminary Memorandum and Final Memorandum under the heading “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Registration Rights Agreement, are accurate summaries in all material respects;

(ix) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized by the Company and the Guarantors and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid, binding and enforceable obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity);; and

(x) no consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries is required to be made by the Company or any of its Subsidiaries under the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Colorado, the Delaware General Corporation Law, and the Delaware Limited Liability Company Act that in our experience normally would be applicable to general business entities for the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except for (i) the filing of one or more registration statements or amendments to existing registration statements by the Company with the U.S. Securities and Exchange Commission pursuant to the Act as required by the Registration Rights Agreement, (ii) the filing by the Company of a Form 8-K to report the transactions contemplated by the Agreement, (iii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under blue sky or securities laws of any jurisdiction in which the Securities are offered or sold in connection with the purchase and distribution of the Securities by the Initial Purchasers; and (iv) such other approvals as have been obtained.

In addition, Davis, Graham & Stubbs LLP shall state that, although such counsel has not independently verified, and is not passing on and does not pass on or assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Memorandum, no facts have come to the attention of such counsel that would cause it to believe that (i) the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial or reserve information contained therein, as to which such counsel need express no opinion), and (ii) the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements (including the notes thereto) and other financial and reserve information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the Company, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

(b) The Company shall have requested and caused Thompson & Knight LLP, counsel for the Company, to furnish the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that none of the execution and delivery of the Registration Rights Agreement or this Agreement, the issuance and sale of the Securities, nor the performance of the obligations hereunder, thereunder or under the Indenture by the Company and the Guarantors will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to the Credit Facility.

(c) The Representatives shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company and each Guarantor shall have furnished to the Representatives a certificate, signed by the Company’s and each Guarantors’ (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all materials respects (except to the extent already qualified by materiality, in which case such representations are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, confirming that they are a registered public accounting firm and independent accountants within the meaning of the Exchange Act and substantially in the form of Exhibit A hereto.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, confirming that they were a registered public accounting firm and independent accountants within the meaning of the Exchange Act and substantially in the form of Exhibit B hereto.

(h) At the Execution Time and the Closing Date, the Company shall have requested and caused Netherland, Sewell & Associates, Inc. to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent petroleum engineers and covering certain matters relating to information about the reserves of the Company presented in the Disclosure Package and Final Memorandum.

(i) At the Execution Time and the Closing Date, the Representatives shall have received certificates, dated as of the Execution Time and the Closing Date, of the chief financial officer of the Company, in customary form and substance reasonably satisfactory to the Representatives concerning certain of the financial information set forth in the Disclosure Package and Final Memorandum.

(j) The Securities shall be eligible for clearance and settlement through The Depository Trust Company, Euroclear System and Clearstream Banking S.A.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, each of their respective officers, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution,” (A) the concession and reallowance figures in the Preliminary Memorandum and Final Memorandum, and (B) the 9th and 10th paragraphs, in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company or the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or its or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to 303-623-3628 and confirmed to it at 1675 Broadway, Suite 1950, Denver, Colorado 80202, Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Company and the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and the Guarantors and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantors agree that they are solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantors on related or other matters). The Company and the Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

18. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Credit Facility” shall means the Second Amended and Restated Credit Agreement, dated as of March 30, 2010, between the Company, certain Subsidiaries, Wells Fargo National Association, as Administrative Agent, and the other agents and lenders thereto (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011 and the Third Amendment to Second Amended and Restated Credit Agreement dated April 13, 2012.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule III hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NATURAL RESOURCES COMPANY, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

WYNR, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

BWNR, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE WYOMING, INC.

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

[Signature Page to Purchase Agreement]

HICKS ACQUISITION COMPANY I, INC.

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE ANETH, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NORTHERN ROCKIES, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Citigroup Global Markets Inc. BMO Capital Markets Corp. Wells Fargo Securities, LLC Barclays Capital Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Zach Jordan

Name: Zach Jordan
Title: Director

By:	BMO Capital Markets Corp.

By:	/s/ Thomas D. Dale

Name: Thomas D. Dale
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ James R. Zilisch

Name: James R. Zilisch
Title: Managing Director

By:	Barclays Capital Inc.

By:	/s/ John A. Skrobe

Name: John A. Skrobe
Title: Managing Director

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	U.S.$	34,005,000
BMO Capital Markets Corp.		34,005,000
Wells Fargo Securities, LLC		34,005,000
Barclays Capital Inc.		18,000,000
Capital One Southcoast, Inc.		8,745,000
Johnson Rice & Company L.L.C.		8,745,000
Raymond James & Associates, Inc.		8,745,000
Ladenburg Thalmann & Co. Inc.		3,750,000
Total	U.S.$	150,000,000

SCHEDULE II

Resolute Natural Resources Company, LLC

WYNR, LLC

BWNR, LLC

Resolute Wyoming, Inc.

Hicks Acquisition Company I, Inc.

Resolute Aneth, LLC

Resolute Northern Rockies, LLC

Resolute Natural Resources Southwest, LLC

SCHEDULE III

RESOLUTE ENERGY CORPORATION

8.50% SENIOR NOTES DUE 2020

Pricing Term Sheet

December 5, 2012

Pricing Supplement

Pricing Supplement dated December 5, 2012 to the Preliminary Offering Memorandum dated December 5, 2012 (the “Preliminary Offering Memorandum”), of Resolute Energy Corporation (the “Company”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Company	Resolute Energy Corporation

Title of Securities	8.50% Senior Notes due 2020 (the “notes”)

Aggregate Principal Amount	$150,000,000

Gross Proceeds	$151,875,000

Ratings*	B3 / B-

Distribution	144A/Regulation S with registration rights

Maturity Date	May 1, 2020

Issue Price	101.25% plus accrued interest, if any, from November 1, 2012

Coupon	8.50%

Yield to Maturity	8.205%

Spread to Benchmark Treasury	661 basis points

Benchmark Treasury	1.625% UST due November 15, 2022

Interest Payment Dates	Each May 1 and November 1, commencing May 1, 2013

Record Dates	April 15 and October 15 of each year

Trade Date	December 5, 2012

Settlement Date	December 10, 2012

Optional Redemption	On and after May 1, 2016, the Company may redeem all or a portion of the notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the twelve-month period beginning on the years indicated below:

Date	Percentage
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% of outstanding notes at a redemption price of 108.50% prior to May 1, 2015

Make-Whole Redemption	Make-whole redemption at Treasury rate plus 50 basis points prior to May 1, 2016

Change of Control	101% plus accrued and unpaid interest, if any

Joint Book-Running Managers	Citigroup Global Markets Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC and Barclays Capital Inc.

CUSIP Numbers	144A CUSIP: 76116A AA6 Regulation S CUSIP: U76174 AA6 Restricted Period Reg S CUSIP: U76174 AB4

ISIN Numbers	144A ISIN: US76116AAA60 Regulation S ISIN: USU76174AA68 Restricted Period Reg S ISIN: USU76174AB42

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is strictly confidential and has been prepared by the Company solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

SCHEDULE IV

1.	Any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, or other agreement, obligation, condition, covenant or instrument that has been included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Commission

2.	Second Amendment of Cooperative Agreement dated April 9, 2012 between Resolute Aneth, LLC and Navajo Nation Oil and Gas Company

3.	First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011 between the Company, certain Subsidiaries, Wells Fargo National Association, as Administrative Agent, and the other agents and lenders thereto

4.	Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011 between the Company, certain Subsidiaries, Wells Fargo National Association, as Administrative Agent, and the other agents and lenders thereto

5.	Third Amendment to Second Amended and Restated Credit Agreement dated April 13, 2012 between the Company, certain Subsidiaries, Wells Fargo National Association, as Administrative Agent, and the other agents and lenders thereto

EXHIBIT A

[Form of KPMG Comfort Letter]

See attached.

EXHIBIT B

[Form of Deloitte & Touche Comfort Letter]

See attached.

ANNEX A

Significant Subsidiaries

Resolute Natural Resources Company, LLC

WYNR, LLC

BWNR, LLC

Resolute Wyoming, Inc.

Hicks Acquisition Company I, Inc.

Resolute Aneth, LLC

Resolute Northern Rockies, LLC

Resolute Natural Resources Southwest, LLC